EXHIBIT 10.31

______________

Asset

Transfer Agreement

______________

between

Binzhou Broadcasting and Television Network Co., Ltd.

and

Binzhou Broadcast and Television Information Network Co.,

Ltd.

September 2007

[Reference Translation]

Table of Contents

Articles		Pages
1	Definitions and Interpretations	2
2	Sale and Purchase	4
3	Assets to be Transferred	4
4	Transferor’ Representations and Warranties	5
5	Transferor’ Undertaking	6
6	Mutual Representations and Warranties	6
7	Events of Breach	7
8	Force Majeure	8
9	Termination	9
10	Confidentiality	9
11	Governing Law and Dispute Resolution	10
12	Notices	10
13	Miscellaneous	11

Appendix I	List of Assets

Appendix II	Transfer Schedule

Appendix III	Payment Schedule

Asset Transfer Agreement	-1-

[Reference Translation]

THIS ASSET TRANSFER AGREEMENT (Agreement) is entered into on September 7, 2007 in Binzhou, Shandong Province, People’s Republic of China (PRC)

by and among

(1)

Binzhou Broadcasting and Television Network Co., Ltd. (Transferor), a PRC company duly established and validly existing in accordance with PRC Law, with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, the legal representative of which is Yin Bingming;

and

(2)

Binzhou Broadcast and Television Information Network Co., Ltd. (Transferee), a PRC company duly established and validly existing in accordance with PRC Law, with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, the legal representative of which is Yin Bingming.

(individually a Party, and collectively, the Parties).

WHEREAS

The Transferor desires to sell to the Transferee, and the Transferee wishes to purchase from the Transferor, the assets related to the Business (as defined below).

NOW, THEREFORE, the Parties have agreed as follows:

I Definitions and Interpretations

1.1	Definitions. Unless otherwise stipulated herein, the following terms shall have the meaning set forth below:

Assets	the assets transferred by Transferor to the Transferee set forth in Appendix I with respect to the operation of the Business, including but not limited to, the tangible and intangible assets;
Business

any business with respect to the design, construction, operation and maintenance of cable TV projects and networks (including but not limited to TV fee collection of distribution net and network leases); any business with respect to the management of construction, marketing and

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[Reference Translation]

operation of the analog and digital TV networks and digital TVs (including but not limited to sale of set-top Boxes, sale of pay-per-program and digital TV fee collection); and value-added network business (including but not limited to the cable and wireless broadband access, video-on-demand business, interactive TV-shopping, digital electronic form services, operation services of digital video tape recorder, TV-marketing, publication of electronic information and interactive TV advertisements);

Business Contracts	the agreements that relate to the Business;
Force Majeure

any earthquake, storm, fire, flood, war or other significant event of natural or human-caused disaster arising after signing hereof which is unforeseen, unavoidable and not possible to overcome, and is beyond the control of any Party, and prevents the total or partial performance of this Agreement by any Party;

Government Authority	the competent government departments and authorities of the jurisdictions where the Assets (defined below) are located;
PRC Law	all laws and legislation of the PRC that are in effect, including laws, regulations, decrees and orders of government agencies and other documents of a legislative, administrative or judicial nature;
RMB	Renminbi, the legal currency of the PRC;
Tax

all forms of taxation, including without limitation, enterprise income tax, business tax, value-added tax, stamp duty and individual income tax levied by the PRC tax authorities pursuant to PRC Law, as well as any penalty, surcharge or fine in connection therewith;

Trade Secret

any information relating to this Agreement, the Transferor or the Transferee, including without limitation, any information regarding costs, technologies, financial contracts, future business plans and any other information deemed by the Parties to be confidential, and which is unknown by the public, has practical value and is of economic benefit to the Parties;

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[Reference Translation]

1.2	Headings. All headings used herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof.
1.3	Appendices. Any reference herein to an Article or Appendix is to an article or appendix of this Agreement.
1.4	Other References. Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year.

II Sale and Purchase

2.1

Purchase Price. The Transferor shall sell to the Transferee, and the Transferee shall purchase from the Transferor, the Assets free from any encumbrances for a total cash consideration of RMB 283,980,000 (Purchase Price).

2.2	Transfer of Assets
2.2.1	The Assets shall be transferred in installments. The transfer procedure for the Assets shall be in accordance with the Transfer Schedule (as set forth in Appendix II);
2.2.2

The Transferor shall obtain all government approvals necessary for the transfer of Assets (including but not limited to approvals that are necessary for the transfer of state-owned assets) in accordance with Article 2.2.1.

2.3 Payment Schedule. The first installment of RMB 50,000,000 shall be payable within 5 days after the Transferor delivers the first installment of the Assets (which shall be valued of no less than RMB 50,000,000) to the Transferee in accordance with the Transfer Schedule in Appendix II; the remainder of the consideration shall be payable in accordance with the Payment Schedule as set forth in Appendix III. The Transferee shall remit the Purchase Price in RMB to the bank account(s) designated by the Transferor.

2.4 Offset Right. Notwithstanding anything herein to the contrary, the Transferee shall be entitled to offset against the Purchase Price any amount as agreed to by the Parties, which the Transferor owes to the Transferee for any reason, including pursuant to damages as agreed to by the Parties, from a breach of this Agreement as set forth in Article 7.

III Assets to be Transferred

3.1	Ownership. The ownership of and title to the Assets to be transferred

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[Reference Translation]

shall pass to the Transferee upon delivery of the Assets pursuant to Article 3.2.

3.2

Delivery and Acceptance. The Transferor shall, at its own expense, deliver the Assets to the Transferee at the location, at any time and in the manner specified by the Transferee in writing prior to the transfer of Assets. The delivery shall not be deemed to have occurred until Transferee has reviewed and accepted, at its sole discretion, the Assets. The ownership of the Assets after delivery shall be transferred to Transferee, unless otherwise stipulated in the law or agreed to by the Parties.

3.3

Maintenance. Until the Assets are delivered to the Transferee, the Transferor shall be responsible for the custody and maintenance of the Assets. The Transferor shall be solely liable for any material damages or loss to the Assets, regardless of whether such damages or loss was actually caused by or attributable to the Transferor.

IV Transferor’s Representations and Warranties

The Transferor represents and warrants as follows:

4.1	Ownership of Assets. The Transferor shall ensure that the Assets are free from any encumbrances, and that the Transferee is entitled to freely dispose of the Assets.
4.2	Condition of Assets. The Assets are in good and serviceable condition (subject to normal wear and tear where applicable) and are generally suitable for their intended purposes.
4.3	Intellectual Property Right. The Assets are not in the situation of infringing upon the intellectual property rights and legal rights of any third person.
4.4

All Necessary Assets. The intangible assets listed in Appendix I represent all of the intangible assets necessary for the operation or promotion of the Business, and there are no intangible assets which have been used in the ordinary operation of the Business that are not included in Appendix I.

4.5

Disputes. The Transferor is not aware of any pending or threatened civil or criminal claims, prosecutions, lawsuits, investigations or other proceedings against the Transferor; nor is the Transferor aware of any contractual provisions or executable court rulings or injunctions that may be binding upon or affect the Transferor’s property, including any intellectual property; the Transferor’s execution and performance of this

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[Reference Translation]

Agreement, and the Transferee’s implementation or exercise of any right under this Agreement, does not violate any mortgage rights, contracts, rulings, decrees or laws that are binding upon the Transferor or the Parties’ assets.

4. 6	Others.
4.6.1	The Transferor has obtained any and all written approvals of any third party for the execution, delivery and performance of this Agreement and said transactions set forth in this Agreement;
4.6.2	The account book and record of the Transferor accurately reflect its current financial status.

V Transferor’s Undertaking

The Transferor undertakes as follow:

5.1	Reasonable Assistance. The Transferor will provide such assistance as may be requested by the Transferee from time to time.
5.2

Registration. If the transfer of any Assets must be registered with a Government Authority, the Transferor shall submit to such Government Authority all the registration documents and take all reasonable actions needed before the date of such transfer.

5.3

Indemnity. The Transferor shall indemnify the Transferee against any and all damages and losses sustained by the Transferee that result, directly or indirectly, from a third party’s complaint against any of the Transferor’s activities that occurred prior to the date of such transfer.

VI Mutual Representations and Warranties

The Transferor represents and warrants to the Transferee, and the Transferee represents and warrants to the Transferor, that:

6.1

it is an independent legal entity formally established at its place of incorporation, and has obtained all government approvals and registrations necessary for its existence, which approvals and registrations are continuing and effective and it has sufficient authority to conduct its business in accordance with its business license, approval certificate, articles of association or similar corporate documents.

6.2	it is fully authorized to sign this Agreement and to fulfill its obligations hereunder.

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[Reference Translation]

6.3	its signing of this Agreement and performance of any of its obligations hereunder will not violate:
6.3.1	its business license, approval certificate, articles of association or similar corporate documents;
6.3.2	any applicable laws or regulations, or the conditions attached to any authorization or approval granted by any government entities ; and
6.3.3	any other agreement which is binding on it.
6.4

there is no lawsuit, arbitration or other legal or government procedure pending or threatened against it which, based on its knowledge, could materially and adversely affect its performance of this Agreement.

6.5	it has disclosed to the other Party all documents issued by any government entities that might have a material adverse effect on the performance of its obligations under this Agreement.
6.6	it is not the subject of any liquidation or dissolution proceedings.
6.7	it has neither been declared bankrupt by a court of competent jurisdiction nor entered into any bankruptcy proceedings.

VII Events of Breach

7.1	Events. The occurrence of one or more than one of the following events shall constitute a breach of this Agreement:
7.1.1

any of the Parties has materially breached the terms hereof or has failed to perform in any material respect its obligations hereunder, and such breach or non-performance has not been remedied for a period of 10 days after receipt of any other Party’s written notice requesting such remedy; and

7.1.2	any representation or warranty made by any of the Parties herein shall prove to have been false or misleading in any material respect.

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[Reference Translation]

7.2

Transferor’s Breach.   Where the Transferor commits a breach of this Agreement, the Transferor shall be liable to compensate the Transferee for any and all damages caused to it as a result of the breach.

7.3	Transferee’s Breach. Where the Transferee commits a breach of this Agreement, it shall be liable to compensate the Transferor for any and all damages caused to it as a result of the breach.

VIII Force Majeure

8.1	Consultation. In the event of Force Majeure, the Parties shall promptly consult with each other to find a solution to the situation.
8.2

Exemption. Should the occurrence of a Force Majeure result in any Party’s failure to perform its obligations under this Agreement in whole or in part, that Party may, unless otherwise stipulated by law, be exempted from performing those obligations to the extent of the effect of the Force Majeure in question.

8.3

Best Efforts. Subject to this Article 8, the Party affected by Force Majeure may suspend the performance of its obligations under this Agreement to the extent and for the duration thereof until the effect of the Force Majeure no longer operates. However, that Party shall exert its best efforts to remove any impediments resulting from the Force Majeure and to minimize to the greatest possible extent any damages incurred. With the agreement of the Parties, the term of this Agreement shall be extended by the period of such suspension without penalty to any Party.

8.4

Written Evidence. The Party claiming Force Majeure shall, as soon as possible after the occurrence of the Force Majeure, inform the other Party of the situation and specify the reason for its failure to perform this Agreement, so as to minimize the damages inflicted upon the other Party, and shall provide the other Party with written evidence, certified by the relevant government authority, of the occurrence of the Force Majeure.

8.5	Non-Exemption. A Party shall not be exempted from performing its obligations under this Agreement where Force Majeure occurs following the delay by that Party to perform such obligations.
8.6	Termination. If Force Majeure prevails for a period of 30 days or more and has a material adverse effect on this Agreement, this Agreement may be terminated in accordance with Article 9.1.3.

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[Reference Translation]

IX Termination

9.1	Conditions of Termination. This Agreement may only be terminated as listed below, namely:
9.1.1

by the Transferee if the Transferor, and by the Transferor if the Transferee, commits a material breach of this Agreement which it fails to remedy within 10 days after the receipt of written notice from the non-breaching Party requesting such remedy, the non-breaching Party shall have the right to terminate this Agreement;

9.1.2	by the Transferee if the Transferor, and by the Transferor if the Transferee, becomes insolvent or declares bankruptcy, the other Party shall have the right to terminate this Agreement;
9.1.3

by the Transferee delivering written notice to the Transferor if Force Majeure prevails against the Transferor, and by the Transferor delivering written notice to the Transferee if Force Majeure prevails against the Transferee, as stipulated in Article 8.6, the Party affected by Force Majeure may have the right to terminate this Agreement upon its written notice to the other Party; or

9.1.4

by the Transferee if the Transferor, and by the Transferor if the Transferee, expressly states or by its conduct indicates that it will not discharge any of its obligations hereunder, the other Party shall have the right to terminate this Agreement.

9.2

Effect of Termination. The termination of this Agreement shall not affect any rights and obligations which have accrued prior to the termination; provided, however, that nothing herein shall relieve any Party of any liability for any actions that occur before the termination of this Agreement.

X Confidentiality

10.1

Non Disclosure. From the date hereof until 5 years hereafter, the Transferor shall not disclose or communicate to any person, other than to employees of the Parties and their respective affiliates for the sole purpose of implementing the transactions contemplated hereunder or as instructed by the Transferee, any Trade Secret which may be within or may come into their knowledge.

10.2	Breach of Obligations. The Parties shall take all necessary measures (including the signing of confidentiality agreements) to ensure that their

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[Reference Translation]

respective directors, employees, agents, contractors, suppliers and advisors also comply with the confidentiality obligations set forth in this Chapter, and shall arrange for the summary dismissal of any such person who breaches these obligations.

10.3	Exceptions. The disclosure of any Trade Secret by any Party shall not be deemed to be in breach of this Article if any of the following circumstances apply:
10.3.1	the information is in the public domain before the time of disclosure;
10.3.2	the information is disclosed pursuant to the prior written agreement of the Parties;
10.3.3	the information is required by any government entities or law to which a Party, or its affiliate is subject; or
10.3.4	the information is provided to any director, employee, agent, contractor, supplier or advisor of an affiliate in the ordinary course of business pursuant to the prior written agreement of the Parties.

XI Governing Law and Dispute Resolution

11.1	Governing Law. This Agreement shall be governed by PRC Law.
11.2	Dispute Resolution.

If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

XII Notices

12.1

Notice. All notices and communications between the Parties shall be made in writing and in Chinese by facsimile transmission, delivery in person (including courier service) or registered mail to the addresses set forth below:

The Transferor :

Address	:	No. 358, Huanghe 5th Road, Binzhou, PRC

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[Reference Translation]

Tel	:	(86 543)-2112703
Fax	:	(86 543)-2112320
Attn	:	Long Jiuzhan

The Transferee :

Address	:	No. 358, Huanghe 5th Road, Binzhou, PRC
Tel	:	(86 543)-2112703
Fax	:	(86 543)-2112320
Attn	:	Long Jiuzhan
12.2	Time of Receipt. The time of receipt of the notice or communication shall be deemed to be:
12.2.1

the time set forth in the transmission journal, in the case of a facsimile transmission, unless such facsimile transmission is sent after 5:00 p.m., in which event the date of receipt shall be deemed to be the following business day in the place of receipt;

12.2.2	the time of signing of a receipt by the receiving Party in the case of delivery in person (including courier service); and
12.2.3	7 days from that shown on the official postal receipt, in the case of registered mail.

XIII Miscellaneous

13.1	Entire Agreement. This Agreement represents the full agreement of the Parties as to the subject matter hereof.
13.2	Amendment. This Agreement can only be modified, altered or supplemented through written agreements signed by the Parties.
13.3	No Waiver. Failure or delay on the part of any Party to exercise any right under this Agreement shall not operate as a waiver thereof.
13.4	Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.
13.5	Language. This Agreement has been prepared in Chinese in 2 sets of originals. Each Party shall hold 1 set of original.
13.6	No Agency. The status of the Parties under this Agreement shall be that of independent contractors, and no Party has the right to make commitments for or on behalf of the other Party or the Parties.

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[Reference Translation]

13.7	Tax. Each Party shall be responsible for its own tax obligations incurred in connection with this Agreement.
13.8	Expenses. Unless otherwise specified, each Party shall bear its own expenses incurred in preparing and performing this Agreement.
13.9

Further Assurance. Upon the request of any Party, the Parties shall execute such documents and do such things as are reasonably necessary to give effect to the transactions contemplated herein. If approvals from government entities are required for any transactions contemplated herein, the Transferor shall use its best endeavors to obtain such approvals.

13.10	Taking Effect. This Agreement shall be effective upon signing by the Parties’ authorized representatives and shall be affixed with their respective company seals.

[The space below is intentionally left blank.]

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[Reference Translation]

IN WITNESS WHEREOF, the Parties have arranged for this Agreement to be signed by their duly authorized representatives on the date first indicated above.

For and on behalf of Binzhou Broadcasting and Television Network Co., Ltd. (Company Seal)
Signature	:	/s/ Yin Bingming

Name	:	Yin Bingming

Title	:	Authorized Representative

Date :	September 7, 2007

For and on behalf of Binzhou Broadcast and Television Information Network Co., Ltd. (Company Seal)
Signature	:	/s/ Yin Bingming

Name	:	Yin Bingming

Title	:	Authorized Representative

Date :	September 7, 2007

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[Reference Translation]

[Appendix I]

List of Assets

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[Reference Translation]

[Appendix II]

Transfer Schedule

Date	The Value of Assets
Before 30 September 2007	Valued at no less than RMB 50,000,000
Before 5 August 2008	The remaining Assets shall be transferred in installments, and shall be proportionate to the capital paid by Jinan Youxiantong Co., Ltd.

Asset Transfer Agreement	-15-

[Reference Translation]

[Appendix III]

Payment Schedule

Date	The sum of money (RMB, Yuan)
Before October 1, 2007	54,900,000
Before August 1, 2008	144,570,000

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